NEWS RELEASE for August 3, 2005
Contact:	Rene Caron (Investors), or	Roderick de Greef
	Len Hall (Media)	EVP & Chief Financial Officer
	Allen & Caron Inc	Cardiac Science, Inc.
	(949) 474-4300	(949) 797-3800
	rene@allencaron.com	rdegreef@cardiacscience.com
len@allencaron.com

CARDIAC SCIENCE ANNOUNCES 2005 SECOND QUARTER
AND SIX-MONTH RESULTS

IRVINE, CA (August 3, 2005) . . . . Cardiac Science, Inc. (Nasdaq: DFIB), a leading manufacturer of life-saving automatic public-access defibrillators (AEDs) and provider of comprehensive AED/CPR training and program management services, today announced its results for the second quarter and six months ended June 30, 2005.

Revenue from the sale of AEDs, related accessories and services totaled $15.2 million for the 2005 second quarter, as compared to $15.9 million in the same period last year. The year-over-year decrease was primarily a result of a reduction in training and program management service revenue, while AED product and accessory sales were essentially flat compared to the 2004 second quarter. Sequentially, AED, accessory and service revenue was up 4 percent from the first quarter of 2005, driven by a 19 percent increase in the domestic market, primarily attributable to increases in direct sales from the corporate workplace segment. These gains were partially offset by lower comparative sales in the UK market as a result of fulfilling the balance of the British government deployment which occurred in the first quarter of 2005.

Total revenue for the second quarter was $15.6 million compared to $17.5 million in the same period last year.  Revenue for the second quarter of last year included $1.3 million in sales of product lines which were divested and discontinued in the second half of 2004.

Revenue from the sale of AEDs and related services for the six months ended June 30, 2005 was $29.8 million compared to $29.7 million in the first six months of 2004. Total revenue in the first six months of 2005 was $30.6 million compared to $33.1 million in the first six months of 2004, which included $2.7 million from divested and discontinued product lines.

The gross profit margin for the 2005 second quarter was 52.6 percent compared to 55.3 percent the prior year period and down sequentially from the 58.3 percent in the first quarter of 2005. Gross margin for the second quarter of 2005 was negatively impacted as a result of $340,000 in expenses related to the completion of a product recall initiated in 2004. These expenses reduced gross margin for the second quarter of 2005 by 2.1 percentage points.

Operating expenses for the three months ended June 30, 2005 were $13.3 million compared to $13.2 million in the same quarter in 2004. Included in the second quarter 2005 operating expenses were approximately $1.5 million of expenses attributable to the pending merger with Quinton Cardiology Systems and related shareholder litigation. Operating expenses for the second quarter excluding the merger and shareholder litigation related costs, described in the reconciliation table below, were $11.8 million, an 11 percent decrease from the same period in 2004 which was a result of expense reduction programs implemented in 2004.

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CARDIAC SCIENCE ANNOUNCES 2005 SECOND QUARTER AND SIX-MONTH RESULTS
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For the six months ended June 30, 2005 operating expenses were $72.5 million, and included a $47.3 million goodwill impairment charge that the Company incurred in the 2005 first quarter and $2.2 million in merger and shareholder litigation related expenses. Excluding the goodwill impairment charge and the merger/litigation related expenses, described in the reconciliation table below, operating expenses for the first six months of 2005 were $23.1 million, a 10 percent reduction compared to $25.6 million in the same period last year.

The operating loss for the 2005 second quarter was $5.1 million compared to $3.5 million for the same quarter in 2004. Excluding merger and shareholder litigation related expenses, described in the reconciliation table below, the operating loss for the 2005 period was $3.6 million. For the first six months of 2005 the operating loss was $55.6 million including the $47.3 million goodwill impairment charge. Excluding the goodwill impairment charge and the merger/litigation related expenses, described in the reconciliation table below, the operating loss for the first half of 2005 was $6.1 million as compared to $6.8 million for the first half of 2004.

The net loss for the 2005 second quarter was $7.1 million or $0.08 loss per share, compared to $5.3 million or $0.07 loss per share in the prior year period. Excluding merger and shareholder litigation expenses, described in the reconciliation table below, the net loss for the 2005 period was $5.6 million or $0.06 loss per share. The net loss for the first six months of 2005 was $60.9 million or $0.71 loss per share, compared to $10.2 million or $0.13 loss per share in the corresponding period in 2004. Excluding the goodwill impairment charge and merger and shareholder litigation expenses, described in the reconciliation table below, the net loss for the 2005 first six months was $11.5 million, or $0.13 loss per share.

At June 30, 2005 the balance sheet showed cash and cash equivalents of $7.3 million.

Cardiac Science Chairman and CEO Raymond W. Cohen said, “During the quarter we were encouraged that our U.S. direct sales force reversed the downward trend in domestic sales despite the continued pressure from our larger competitors who point to our size and financial position as a reason not to do business with Cardiac Science.” Cohen added, “We believe that the pending merger with Quinton Cardiology will significantly mitigate this competitive issue and allow us to get point-of-sale conversations back on the merits of our AED technology, product features and our program management service offering. We believe once the pending merger closes, given our increased size, we will see our core AED revenue once again grow at, or somewhat faster than, the estimated 15 to 25 percent growth rate of the worldwide AED market.”

With respect to the pending approval by the Japanese Ministry of Health and Welfare (“MOH”) of the Cardiac Science manufactured Nihon Kohden-branded biphasic version AED, Cohen stated, “While progress has been made, our biphasic AED is not yet approved for sale in Japan by the Japanese regulators. We have been working diligently with Nihon Kohden Corp, our Japanese OEM partner, over the last several months to satisfy the Ministry’s remaining requests and we believe we have submitted all the final documents required to gain marketing clearance. Accordingly, we are optimistic that final regulatory clearance will be forthcoming within the next few months.”

Cohen continued, “As demand for AEDs in Japan has grown, so has the desire to purchase a biphasic version AED. After record sales in the second half of 2004, our inability to ship a biphasic version is negatively impacting our 2005 sales in Japan. Unless regulatory approval is granted this summer, third quarter shipments to Nihon Kohden will be negligible. Nihon Kohden advises, however, significant demand exists for our biphasic version AED and we are confident that we can achieve measurable sales later this year once we gain regulatory approval.”

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With respect to the new traditional in-hospital "crash-cart type" external defibrillator, which has been under development by the Company for sale by GE Healthcare, Cohen commented, “We successfully completed the development of this new product as planned and we have begun manufacturing commercial product in our Minneapolis facility in the GE Responder® brand name. We have been actively working with the FDA on obtaining 510(k) clearance and believe that we can gain clearance later this quarter or early in the fourth quarter.”

Financial Outlook
Earlier this year, management indicated that should Japanese MOH approval of its biphasic AED and FDA regulatory clearance for the GE defibrillator be delayed or not materialize, the Company’s expected 2005 revenue range could be reduced by as much as $10 million, which in turn would materially impact the balance of the Company’s results from operations.

Based on continued expected delays in receiving the MOH and FDA regulatory approvals, and the results of operations for the first six months of 2005, management is hereby modifying its previously provided guidance. The Company now expects total revenue for 2005 to range from $65 to $70 million down from previous estimates of between $75 million to $80 million, and expects full year gross margin of 55 percent to 57 percent, revised from 56 percent to 58 percent.

Excluding the goodwill impairment charge, and merger and related shareholder litigation expenses, described in the reconciliation table below, management expects its operating expenses for 2005 to range between $47 million and $48 million, with additional variability possible as a result of higher than expected legal fees associated with the Philips litigation.

Excluding the goodwill impairment charge, and merger and related shareholder litigation expenses, described in the reconciliation table below, management anticipates that its operating loss will range from $7.6 million to $8.9 million, and its net loss will range from $18.2 million to $19.5 million, or a $0.21 loss to $0.23 loss per share.

The pending merger with Quinton Cardiology Systems is subject to approval by both Cardiac Science and Quinton shareholders, and certain other closing conditions. Management currently anticipates the merger will be consummated during the third quarter of 2005. If the merger is not consummated, the Company’s expected results for 2005 may be negatively impacted by increased pressure from the Company’s larger competitors who may more aggressively emphasize the Company’s size and financial position as a reason not to do business with Cardiac Science.

About Cardiac Science
Cardiac Science develops, manufactures and markets a complete line of Powerheart® brand, automatic public access defibrillators (AEDs), and offers comprehensive AED/CPR training and AED program management services that facilitate successful deployments. The company makes the Powerheart® CRM®, the only FDA-cleared therapeutic bedside patient monitor that instantly and automatically treats hospitalized cardiac patients who suffer life-threatening heart rhythms. Cardiac Science also manufactures its AED products on a private label basis for other leading medical companies such as Nihon Kohden (Japan), Quinton Cardiology Systems and GE Healthcare. For more information please visit www.cardiacscience.com or call (949) 797-3800.

  This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time Cardiac Science, or its representatives, have made or may make forward-looking statements orally or in writing. The words “estimate,”“potential,”“intended,”“expect,”“anticipate,”“believe,” and other similar expressions or words are intended to identify forward looking statements. Cardiac Science has based these forward-looking statements on current

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CARDIAC SCIENCE ANNOUNCES 2005 SECOND QUARTER AND SIX-MONTH RESULTS
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expectations, assumptions, estimates and projections. While Cardiac Science believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Such forward-looking statements include, but are not limited to receipt of regulatory clearances for new products, to the achievement of future revenue growth and other expected financial results, and the anticipated benefits of the proposed merger with Quinton Cardiology Systems. Cardiac Science cautions that these statements are subject to substantial risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements and should not be relied upon by investors when making an investment decision. Such risks and uncertainties include, but are not limited to, in no particular order: slower than anticipated growth of the worldwide AED market, failure to successfully compete against new or existing competitors, erosion in the price of Cardiac Science’s AED products, pending entry into hospital marketplace, uncertain customer decision processes and long sales cycles, and supply shortages. Information on these and other factors is detailed in Cardiac Science’s Form 10-K for the year ended December 31, 2004, subsequent quarterly filings, and other documents filed by Cardiac Science with the Securities and Exchange Commission. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. Cardiac Science does not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments.

TABLES FOLLOW

CARDIAC SCIENCE ANNOUNCES 2005 SECOND QUARTER AND SIX-MONTH RESULTS
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Unaudited Reconciliation of Consolidated Statements of Operations
Certain disclosures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) contained in this discussion are accompanied by disclosures that are not prepared in conformity with GAAP. These non-GAAP disclosures exclude certain items from the GAAP presentations. Management has determined that these non-GAAP disclosures provide (1) a more meaningful, consistent comparison of the Company’s operating results for the periods presented, on a basis consistent with management’s means of evaluating operating performance and (2) additional information for investors to assess changes between periods that better reflect the Company’s ongoing operations. The items included in these non-GAAP disclosures, and the basis for excluding them, are set forth below:
Merger Related Expenses - The Company incurred merger and shareholder litigation expenses in connection with its pending merger with Quinton. Given the materiality and unusual nature of these expenses relative to the operating results for the periods presented, these expenses have been excluded in the Unaudited Reconciliation of Consolidated Statements of Operations.
Goodwill impairment - In the first quarter of 2005, the Company recorded a goodwill impairment charge. Given the materiality and unusual nature of this expense relative to the operating results for the periods presented, this expense has been excluded in the Unaudited Reconciliation of Consolidated Statements of Operations.

	Three Months Ended June 30, 2005
	(In thousands, except share and per share amounts)
	Q2 2005 As Reported	Merger Related Expenses	Goodwill Impairment	Q2 2005 As Adjusted
Net revenue	$ 15,626			$ 15,626
Cost of revenue	7,407			7,407
Gross profit	8,219	—	—	8,219

Operating expenses:
Sales and marketing	5,344			5,344
Research and development	1,813			1,813
General and administrative	5,730	(1,522)		4,208
Amortization of intangible assets	405			405
Goodwill impairment charge	—
Total operating expenses	13,292	(1,522)	—	11,770

Loss from operations	(5,073)	1,522	—	(3,551)

Interest and other expense, net	(1,965)			(1,965)

Loss before income taxes	(7,038)	1,522	—	(5,516)

Provision for income taxes	(42)			(42)

Net loss	$ (7,080)	$ 1,522	—	$ (5,558)

Net loss per share (basic and diluted)	$ (0.08)	$ 0.02	—	$ (0.06)

Weighted average number of shares used in the computation of net loss per share (basic and diluted)	85,945,368	85,945,368	85,945,368	85,945,368

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	Six Months Ended June 30, 2005
	(In thousands, except share and per share amounts)
	YTD 2005 As Reported	Merger Related Expenses	Goodwill Impairment	YTD 2005 As Adjusted
Net revenue	$30,637			$30,637
Cost of revenue	13,674			13,674
Gross profit	16,963	—	—	16,963

Operating expenses:
Sales and marketing	10,250			10,250
Research and development	3,270			3,270
General and administrative	10,928	(2,152)		8,776
Amortization of intangible assets	808			808
Goodwill impairment charge	47,269		(47,269)	—
Total operating expenses	72,525	(2,152)	(47,269)	23,104

Loss from operations	(55,562)	2,152	47,269	(6,141)

Interest and other expense, net	(5,318)			(5,318)

Loss before income taxes	(60,880)	2,152	47,269	(11,459)

Provision for income taxes	(42)			(42)

Net loss	$(60,922)	$2,152	$47,269	$(11,501)

Net loss per share (basic and diluted)	$(0.71)	$0.03	$0.55	$(0.13)

Weighted average number of shares used in the computation of net loss per share (basic and diluted)	85,981,864	85,981,864	85,981,864	85,981,864

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CARDIAC SCIENCE ANNOUNCES 2005 SECOND QUARTER AND SIX-MONTH RESULTS
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Cardiac Science, Inc.
Consolidated Statement of Operations
(Unaudited)
In thousands, except share and per share amounts

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Net revenue	$15,626	$17,509	$30,637	$33,113
Cost of revenue	7,407	7,823	13,674	14,331
Gross profit	8,219	9,686	16,963	18,782

Operating expenses:
Sales and marketing	5,344	6,947	10,250	12,950
Research and development	1,813	1,456	3,270	3,125
General and administrative	5,730	4,317	10,928	8,483
Amortization of intangible assets	405	504	808	1,007
Goodwill impairment charge	—	—	47,269	—
Total operating expenses	13,292	13,224	72,525	25,565

Loss from operations	(5,073)	(3,538)	(55,562)	(6,783)

Interest and other expense, net	(1,965)	(1,783)	(5,318)	(3,370)

Loss before income taxes	(7,038)	(5,321)	(60,880)	(10,153)

Provision for income taxes	(42)	—	(42)	—

Net loss	$(7,080)	$(5,321)	$(60,922)	$(10,153)

Net loss per share (basic and diluted)	$(0.08)	$(0.07)	$(0.71)	$(0.13)

Weighted average number of shares used in the computation of net loss per share (basic and diluted)	85,945,368	80,674,736	85,981,864	80,603,773

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Cardiac Science, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) In thousands

	June 30,	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$7,336	$13,913
Accounts receivable, net	11,875	17,978
Inventories, net	11,208	9,680
Prepaid expenses and other current assets	2,803	2,517
Total current assets	33,222	44,088
Property and equipment, net	4,690	4,932
Goodwill and other intangibles, net	100,951	150,221
Other assets	6,156	4,093
	$145,019	$203,334

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,943	$8,266
Accrued expenses and other current liabilities	6,573	6,836
Deferred revenue	1,547	1,940
Total current liabilities	14,063	17,042
Senior secured promissory notes	55,557	52,623
Other long term liabilities	667	754
Total stockholders’ equity	74,732	132,915
	$145,019	$203,334

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